                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                        THE HALLWOOD GROUP INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                        THE HALLWOOD GROUP INCORPORATED
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                        THE HALLWOOD GROUP INCORPORATED
                            NOTICE OF ANNUAL MEETING

To the Stockholders of The Hallwood Group Incorporated:

     The Annual Meeting of Stockholders of The Hallwood Group Incorporated (the "Company") will be held as follows:

PLACE:        3710 Rawlins
              11th Floor, Conference Room
              Dallas, Texas 75219

TIME:         Friday, January 26, 1996, at 11:30 a.m.
              (Dallas, Texas time)

PURPOSES:     1. To elect one director to hold office for three years and until his successor is elected and qualified; and

              2. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on December 1, 1995, will be entitled to notice of and to vote at the Annual Meeting.

December 8, 1995

                                             By order of the Board of Directors

                                                      MELVIN J. MELLE
                                                         Secretary

     YOU ARE URGED TO VOTE UPON THE MATTERS PRESENTED AND TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE MEETING. THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.

                        THE HALLWOOD GROUP INCORPORATED
                                  3710 RAWLINS
                                   SUITE 1500
                              DALLAS, TEXAS 75219

                             ---------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 26, 1996

                             ---------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Hallwood Group Incorporated (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, January 26, 1996, at 11:30 a.m., Dallas, Texas time, at 3710 Rawlins, 11th Floor, Conference Room, Dallas, Texas 75219, and any adjournment thereof. This Proxy Statement and the form of proxy to be utilized at the Annual Meeting are to be mailed or delivered to the stockholders of the Company on or about December 8, 1995.

MATTERS TO BE CONSIDERED

     The Annual Meeting has been called (i) to elect one director to hold office for three years, and (ii) to transact such other business as may properly come before the meeting. See "Election of Director" and "Other Business."

RECORD DATE AND VOTING

     The directors have fixed the close of business on December 1, 1995 as the record date (the "Record Date") for the determination of stockholders entitled to vote at the Annual Meeting and any adjournment thereof. As of the record date, there were 1,329,635 shares of common stock, $0.10 par value per share ("Common Stock"), outstanding and entitled to vote at the meeting. The number of outstanding shares excludes 264,709 shares of Common Stock owned by Hallwood Energy Corporation ("HEC"), which is not permitted to vote its shares of Common Stock because the Company owns a majority of HEC's common shares.

     The presence at the Annual Meeting, either in person or by proxy, of the holders of outstanding shares of Common Stock having a majority of the voting power of the Company is necessary to constitute a quorum for the transaction of business. Each holder of record of Common Stock will be entitled to one vote per share in each matter that is called to vote at the Annual Meeting.

VOTE REQUIRED AND RECOMMENDATION OF BOARD OF DIRECTORS

     The affirmative vote of the holders of shares of Common Stock having a majority of the voting power of the Company present in person or represented by proxy at the Annual Meeting is required to elect directors. The Board of Directors recommends a vote for the nominee for director. Alpha Trust and Epsilon Trust, which own approximately 22.3% and 14.9% of the outstanding Common Stock, respectively, have informed the Company that they will vote all of their shares of Common Stock for the nominee for director.

PROXY, SOLICITATION, REVOCATION AND EXPENSES

     All proxies that are properly completed, signed and returned prior to the Annual Meeting will be voted. Any proxy given by a stockholder may be revoked at any time before it is exercised by (i) filing with the Secretary of the Company an instrument revoking it, (ii) a duly executed proxy bearing a later date or

(iii) the stockholder attending the Annual Meeting and expressing a desire to vote his shares of Common Stock in person.

     Shares represented by proxies will be voted for or against the election of the nominee director named in the proxy in accordance with the specifications made on the proxy by the stockholder and, if no specification is made, will be voted in favor of the election of the nominee director. Abstentions, broker non-votes and proxies directing that the shares are not to be voted will not be counted as a vote in favor of a matter called for a vote.

     The cost of preparing, assembling, printing and mailing this Proxy Statement and the enclosed proxy form and the cost of soliciting proxies related to the Annual Meeting will be borne by the Company. The Company will request banks and brokers to solicit their customers who are beneficial owners of shares of Common Stock listed of record in names of nominees, and will reimburse such banks and brokers for the reasonable out-of-pocket expenses of such solicitation. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of the Company and its subsidiaries, but no additional compensation will be paid to such individuals on account of such activities. In addition, the Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies, for which such firm will be paid a fee of $2,500 plus reimbursement of reasonable out-of-pocket expenses.

                              ELECTION OF DIRECTOR

     One person is to be elected to the Board of Directors at the Annual Meeting and the four remaining directors will continue in office for the terms specified below. The persons named in the enclosed proxy intend to vote for the election of the nominee listed below, unless instructions to the contrary are given therein. The nominee has indicated that he is able and willing to serve as director. However, if some unexpected occurrence should require the substitution of some other person for the nominee, the person voting the proxies will vote for such nominee as the Company may select.

     The following table lists the name and age of the nominee and of each of the four directors whose terms of office will continue after the Annual Meeting, the annual meeting at which their respective terms of office will expire (assuming, in the case of the nominee, that he is elected) and the year in which each director was first elected as a director of the Company:

                                                                                       DIRECTOR
          NAME             AGE                       TERM EXPIRES                       SINCE
-------------------------  ---   ----------------------------------------------------  --------
NOMINEE DIRECTOR
  Brian M. Troup           48    Third annual meeting following this Annual Meeting      1981
CONTINUING DIRECTORS
  Anthony J. Gumbiner      50    First annual meeting following this Annual Meeting      1981
  Robert L. Lynch          77    First annual meeting following this Annual Meeting      1984
  Charles A. Crocco, Jr.   57    Second annual meeting following this Annual Meeting     1981
  J. Thomas Talbot         59    Second annual meeting following this Annual Meeting     1984

BUSINESS HISTORY OF NOMINEE AND CONTINUING DIRECTORS

     Mr. Troup has served as President and Chief Operating Officer of the Company since April 1986. He has also served as Finance Director of Anglo Metropolitan Holdings, plc, a real estate holding company located in the United Kingdom, since 1979; as a director of Hallwood Holdings S.A. ("HHSA") (formerly Stanwick International Corporation S.A.), a corporation engaged in the real estate business, since March 1984; as a director of HEC, which serves as the general partner of Hallwood Energy Partners, L.P. ("HEP") since May 1994; as a director of ShowBiz Pizza Time, Inc., a corporation engaged in the restaurant business and an affiliate of the Company ("ShowBiz"), since September 1988; as a director of Hallwood Realty Corporation ("Hallwood Realty"), which is a wholly-owned subsidiary of the Company and serves as the general partner of Hallwood Realty Partners, L.P. ("HRP"), since 1990; and as a director of Hallwood Consolidated

Resources Corporation ("HCRC") since 1992. He is an associate of the Institute of Bankers in Scotland and a member of the Society of Investment Analysts in the United Kingdom. Mr. Troup also served as a director of Alliance Bancorporation, a bank holding company ("Alliance"), from February 1988 until its liquidation in February 1994.

     Mr. Gumbiner has served as Chairman of the Board of Directors of the Company since 1981 and Chief Executive Officer of the Company since 1984. He has also served as Chairman of the Board of Directors and Chief Executive Officer of HEC since May 1984 and February 1987, respectively; as a director of HHSA, since March 1984; as a director of ShowBiz since September 1988; as a director of Hallwood Realty since November 1990 and as a director of HCRC since 1992. Mr. Gumbiner is also a solicitor of the Supreme Court of Judicature of England.

     Mr. Lynch has served as Vice Chairman of the Company since May 1984. He is Chairman of the Board and Chief Executive Officer of Perpetual Storage, Inc., a corporation engaged in underground storage and maintenance of business and personal records and in micrographic services. Mr. Lynch has served as a director of Perpetual Storage, Inc. since 1969 and as a director of ShowBiz since September 1988.

     Mr. Crocco, a shareholder in Crocco & DeMaio, P.C., attorneys at law, is Chairman of the Company's Compensation Committee. He has also served as a director of First Banks America, Inc. (formerly BancTEXAS Group, Inc.), a bank holding company, since April 1988; and as a director of ShowBiz since September 1988.

     Mr. Talbot is currently Chairman of the Company's Audit Committee. He has been a partner of Shaw & Talbot, a commercial real estate investment and development company, since 1975, and of Pacific Management Group, an asset management firm, since 1986, and is the owner of The Talbot Company. Mr. Talbot served as Chairman of the Board and Chief Executive Officer of HAL, Inc., an airline holding company; and as Chairman of the Board and Chief Executive Officer of both Hawaiian Airlines, Inc., a commercial airline, and West Maui Airport between 1989 and July 1991. He was founder and served as Chairman of the Board of Jet America Airlines between 1980 and 1986. He has served as a director of Fidelity National Financial, Inc. since December 1990; and as a director of ShowBiz since September 1988. He has also served as a director of Hemetter Enterprises, Inc. since May 1993; as a director of The Baldwin Company since June 1993; and as a director of Koll Real Estate Group (formerly Bolsa Chica Company) since August 1993. In addition, Mr. Talbot served as a director of Alliance, from April 1988 until its liquidation, and as Chairman and Chief Executive Officer of Alliance from August 1992 until its liquidation.

     Except as set forth above, neither the nominee nor the continuing directors hold a directorship in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15 (d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

     No family relationships exist between the nominee, the directors and the executive officers.

COMMITTEES AND MEETINGS OF THE BOARD

     Messrs. Talbot (Chairman), Crocco and Lynch served as members of the Audit Committee during the fiscal year ended July 31, 1995. The Audit Committee met two times during the fiscal year and was charged with the responsibility of reviewing the annual audit report and the Company's accounting practices and procedures and recommending to the Board of Directors the firm of independent public accountants to be engaged for the ensuing year.

     The Compensation Committee is comprised of Messrs. Crocco (Chairman) and Lynch. The Compensation Committee met one time during the fiscal year ended July 31, 1995, and is responsible for the formulation and implementation of the Company's compensation policy. For additional information relating to amounts paid under certain consulting agreements, see "Certain Relationships and Related Transactions -- Consulting and Management Agreements."

     The Board of Directors does not have a standing nominating committee.

     During the fiscal year ended July 31, 1995, the Board of Directors held four meetings. Each director attended at least 75% of (i) the total number of meetings held by the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which he served.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the close of business on the Record Date, information as to the beneficial ownership of shares of Common Stock (i) for any person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act) who or which the Company knows owns beneficially more than 5% of the outstanding shares of Common Stock as of the close of business on the Record Date, (ii) for each director and nominee for director and (iii) for all directors and executive officers as a group.

                                                                  AMOUNT AND
                                                                  NATURE OF         PERCENTAGE
                              NAME OF                             BENEFICIAL            OF
                         BENEFICIAL OWNER                        OWNERSHIP(1)        CLASS(1)
    -----------------------------------------------------------  ------------       ----------
    Alpha Trust................................................     297,167(2)         22.3%
    c/o Radcliffes Trustee Company SA
    9 Rue, Charles Humbert
    1205 Geneva, Switzerland
    Hallwood Energy Corporation................................     264,709(3)         16.6%
    4582 South Ulster Street Parkway
    Suite 1700
    Denver, Colorado 80237
    Epsilon Trust..............................................     198,112(4)         14.9%
    c/o Merohaus Verwaltung AG
    Utoquai, 43,8008
    Zurich, Switzerland
    Charles A. Crocco, Jr......................................       3,064(5)         *
    Anthony J. Gumbiner........................................          --(6)           --
    William L. Guzzetti........................................          --(7)           --
    Robert L. Lynch............................................       9,481(8)         *
    Melvin J. Melle............................................      12,750(9)         *
    J. Thomas Talbot...........................................       2,500(10)        *
    Brian M. Troup.............................................          --(11)          --
    All directors and executive officers as a group (7
      persons).................................................      27,795             2.1%

---------------

  *  Less than 1%

 (1) Assumes, for each person or group listed, the conversion of all convertible securities owned and the exercise of all stock options held by such person or group that are convertible or exercisable within 60 days, in accordance with Rule 13d-3(d) (1) (i) of the Exchange Act, but the conversion of none of the convertible securities owned by any other holder of such securities. Because HEC is not permitted to vote the shares it holds, the percentage ownership for each holder other than HEC is computed as if the shares held by HEC were not outstanding.

 (2) Based on the Amendment to Schedule 13D provided to the Company by Alpha Trust as of November 9, 1994. Mr. Gumbiner has the power to designate and replace the trustees of Alpha Trust.

 (3) Mr. Gumbiner is the Chairman of the Board of Directors and Chief Executive Officer and Mr. Guzzetti is the President of HEC.

 (4) Based on the Amendment to Schedule 13D provided to the Company by Epsilon Trust as of December 30, 1994. Mr. Troup has the power to designate and replace the trustees of Epsilon Trust.

 (5) Includes currently exercisable options to purchase 2,500 shares of Common Stock.

 (6) Excludes 264,709 shares of Common Stock held by HEC, of which Mr. Gumbiner is the Chairman of the Board of Directors and Chief Executive Officer, and 297,167 shares of Common Stock held by Alpha Trust. Mr. Gumbiner has the power to designate and replace the trustees of Alpha Trust. The shares of Common Stock held by Alpha Trust are pledged to IBJ Schroder Bank & Trust Company ("IBJ Schroder"), as trustee under an indenture as collateral for bonds issued by HHSA. HHSA no longer claims beneficial interest in the shares, but the shares remain pledged as collateral for these bonds. Mr. Gumbiner is a director of HHSA.

 (7) Excludes 264,709 shares of Common Stock held by HEC, of which Mr. Guzzetti is the President and a director. In addition, Mr. Guzzetti owns 100 units of HEP and 400 units of HRP.

 (8) Includes 6,981 shares of Common Stock, which are owned beneficially and of record by Perpetual Storage, Inc. Mr. Lynch is deemed to beneficially own such shares by virtue of his ownership of 96.7% of the outstanding shares of Perpetual Storage, Inc. Includes currently exercisable options to purchase 2,500 shares of Common Stock.

 (9) Includes currently exercisable options to purchase 12,750 shares of Common Stock.

(10) Includes currently exercisable options to purchase 2,500 shares of Common Stock.

(11) Excludes 264,709 shares of Common Stock held by HEC, of which Mr. Troup is a director, and 198,112 shares of Common Stock held by Epsilon Trust. Mr. Troup has the power to designate and replace the trustees of Epsilon Trust. These shares are pledged to IBJ Schroder, as trustee under an indenture as collateral for the bonds issued by HHSA. HHSA no longer claims beneficial interest in the shares, but the shares remain pledged as collateral for these bonds. Mr. Troup is a director of HHSA.

                             EXECUTIVE COMPENSATION

     The total compensation paid for each of the last three fiscal years ended July 31, 1993, 1994 and 1995 to the Chief Executive Officer, and the other executive officers who received cash compensation in excess of $100,000 for fiscal 1995 (collectively, the "Named Executive Officers"), is set forth on the following Summary Compensation Table.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG TERM
                                                                                          COMPENSATION
                                                                                             AWARDS
                                             ANNUAL COMPENSATION                         ---------------
                                       --------------------------------   OTHER ANNUAL     SECURITIES       ALL OTHER
                                       FISCAL                             COMPENSATION     UNDERLYING      COMPENSATION
     NAME AND PRINCIPAL POSITION        YEAR    SALARY($)      BONUS($)      ($)(5)      OPTIONS/SARS(#)      ($)(7)
-------------------------------------  ------   ---------      --------   ------------   ---------------   ------------
Anthony J. Gumbiner..................   1995     550,000(1)(2)  50,000            0             (6)            6,200
  Chairman and Chief                    1994     300,000(2)          0            0              0             6,200
  Executive Officer                     1993     300,000(2)          0            0              0             6,200
Brian M. Troup.......................   1995     100,000(2)     50,000            0             (6)            3,800
  President and Chief                   1994     100,000(2)          0            0              0             3,800
  Operating Officer                     1993     100,000(2)          0            0              0             3,800
William L. Guzzetti..................   1995     400,240(3)    112,647 (4)         0            (6)            4,620
  Executive Vice                        1994     412,743        80,000            0              0             6,004
  President                             1993     412,500        46,491            0              0             3,502
Melvin J. Melle......................   1995     208,333             0        2,940             (6)           14,300
  Vice President, Chief                 1994     208,333             0        3,228              0             5,680
  Financial Officer and                 1993     200,000             0        2,341              0            58,009
  Secretary

---------------

(1) Consists of $300,000 paid by the Company and $250,000 paid by Hallwood Petroleum, Inc. ("HPI"), an affiliate of HEC.

(2) In addition to the compensation paid to Messrs. Gumbiner and Troup, the Company ("HWG") paid Hallwood Securities Limited ("HSL") or HSC Financial Corporation ("HSC"), entities with which Messrs. Gumbiner and Troup are associated, consulting fees of $350,000 for fiscal 1995 and $600,000 for each of fiscal 1994 and fiscal 1993, primarily in connection with those entities' activities on behalf of the Company's subsidiaries. The Company also received from the Hallwood Energy entities consulting fees of $300,000 for each of fiscal 1995, 1994 and 1993, which the Company paid to HSL or HSC to provide the associated consulting services to the Hallwood Energy entities. See "Certain Relationships and Related Transactions."

(3) Consists of $200,240 paid by HEC and $200,000 paid by Hallwood Realty.

(4) Consists of $89,314 paid by HEC and $23,333 paid by Hallwood Realty.

(5) Represents reimbursements to compensate for the income tax effect of payment for life and/or disability insurance.

(6) Consists of the following options:

                                                                      SECURITIES UNDERLYING
                             NAME                         COMPANY        OPTIONS/SARS(#)
        ----------------------------------------------    -------     ---------------------
        Anthony J. Gumbiner...........................     HRP                25,800
                                                           HEP               127,500
                                                           HCRC              159,000
        Brian M. Troup................................     HRP                17,200
                                                           HEP                85,000
                                                           HCRC              106,000
        William L. Guzzetti...........................     HRP                15,000
                                                           HEP                63,750
                                                           HCRC               79,500
        Melvin J. Melle...............................     HWG                 1,500

(7) Consists of the following items of compensation:

                                    COMPANY OR SUBSIDIARY
                                    CONTRIBUTIONS TO TAX
                                  FAVORED SAVINGS PLANS OR
                                   IN LIEU THEREOF PAYMENT
                                     UNDER THE HALLWOOD                 PREMIUM PAYMENTS FOR                 RELOCATION
                                 SPECIAL BONUS AGREEMENT($)            TERM LIFE INSURANCE($)             REIMBURSEMENT($)
                                -----------------------------       -----------------------------     ------------------------
           NAME                 1995        1994        1993        1995        1994        1993      1995     1994      1993
--------------------------      -----       -----       -----       -----       -----       -----     ----     ----     ------
Mr. Gumbiner..............          0           0           0       6,200       6,200       6,200       0        0           0
Mr. Troup.................          0           0           0       3,800       3,800       3,800       0        0           0
Mr. Guzzetti..............      4,620       6,004       3,502           0           0           0       0        0           0
Mr. Melle.................      8,620           0       4,497       5,680       5,680       5,680       0        0      47,832

     The following table discloses certain information for each of the Named Executive Officers who have been granted options to purchase securities of the Company or its subsidiaries in the last fiscal year:

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                         INDIVIDUAL GRANTS                           POTENTIAL REALIZABLE
                                  ---------------------------------------------------------------      VALUE AT ASSUMED
                                             NUMBER OF      % OF TOTAL                                   ANNUAL RATES
                                             SECURITIES    OPTIONS/SARS    EXERCISE                     OF STOCK PRICE
                                             UNDERLYING     GRANTED TO        OR                       APPRECIATION FOR
                                              OPTIONS/      EMPLOYEES        BASE                        OPTION TERM
                                                SARS        IN FISCAL       PRICE      EXPIRATION    --------------------
             NAME                 COMPANY    GRANTED(#)      YEAR(%)        ($/SH)        DATE        5%($)      10%($)
-------------------------------   -------    ----------    ------------    --------    ----------    -------    ---------
Anthony J. Gumbiner............    HRP(1)       25,800         30.0          11.88     2/27/2005     192,678      488,283
                                   HEP(2)      127,500         30.0           5.75     1/31/2005     461,058    1,168,412
                                  HCRC(3)      159,000         30.0           2.00     7/01/2005     199,988      506,810
Brian M. Troup.................    HRP(1)       17,200         20.0          11.88     2/27/2005     128,452      325,522
                                   HEP(2)       85,000         20.0           5.75     1/31/2005     307,372      778,942
                                  HCRC(3)      106,000         20.0           2.00     7/01/2005     133,326      337,873
William L. Guzzetti............    HRP(1)       15,000         17.4          11.88     2/27/2005     112,022      283,885
                                   HEP(2)       63,750         15.0           5.75     1/31/2005     230,529      584,206
                                  HCRC(3)       79,500         15.0           2.00     7/01/2005      99,994      253,405
Melvin J. Melle................    HWG(4)        1,500         14.0          11.50     6/27/2005      10,848       27,492

---------------

(1) Options to purchase limited partner units of HRP.

(2) Options to purchase limited partner units of HEP.

(3) Options to purchase shares of common stock of HCRC.

(4) Options to purchase shares of Common Stock of the Company.

     The following table discloses for each of the Named Executive Officers who have been granted options to purchase securities of the Company or its subsidiaries the number of such options held by each of the Named Executive Officers and the potential realizable values for their options at July 31, 1995. None of the Named Executive Officers exercised any options during fiscal 1995 and the Company has not granted SARs.

                   AGGREGATED OPTION/SAR EXERCISES IN FISCAL
                YEAR 1995 AND OPTION/SAR VALUES AT JULY 31, 1995

                                                                                     VALUE OF UNEXERCISED
                                                       NUMBER OF UNEXERCISED             IN-THE-MONEY
                                                          OPTIONS/SARS AT               OPTIONS/SARS AT
                                                         JULY 31, 1995(#)              JULY 31, 1995($)
                                                    ---------------------------   ---------------------------
                  NAME                    ENTITY    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------------------------  -------   -----------   -------------   -----------   -------------
Anthony J. Gumbiner.....................     HRP        8,600         17,200         24,725         49,450
                                             HEP       42,500         85,000              0              0
                                            HCRC       53,000        106,000              0              0
Brian M. Troup..........................     HRP        5,733         11,467         16,482         32,968
                                             HEP       28,333         56,667              0              0
                                            HCRC       35,333         70,667              0              0
William L. Guzzetti.....................     HRP        5,000         10,000         14,375         28,750
                                             HEP       21,250         42,500              0              0
                                            HCRC       26,500         53,000              0              0
Melvin J. Melle.........................     HWG       12,750              0              0              0

     The following table discloses each of the Named Executive Officers who received long-term incentive plan awards during the fiscal year ended July 31, 1995 and the estimated future payouts of the awards (Awards were only received from HEC, whose latest completed fiscal year ended December 31, 1994):

     LONG TERM INCENTIVE PLANS -- AWARDS IN FISCAL YEAR ENDED JULY 31, 1995

                                                                                       ESTIMATED FUTURE
                                                            PERFORMANCE OR OTHER    PAYOUTS UNDER NON-STOCK
                NAME                 NUMBER OF UNITS(#)     PERIOD UNTIL PAYOUT      PRICE-BASED PLANS($)
------------------------------------ -------------------    --------------------    -----------------------
William L. Guzzetti.................         .15                    2000                   11,364(1)
                                             .22                    2004                        0(2)

---------------

(1) This amount represents an award under the HEC Domestic Incentive Plan. There are no minimum, maximum or target amounts payable under the plan. Payments under the awards will be equal to the indicated percentage of net cash flow from certain wells for the first five years after an award and, in the sixth year, the indicated percentage of 40% of the remaining net present value of estimated future production from the wells. The amount shown above is an estimate based on estimated reserve quantities and future prices. Because of the uncertainties inherent in estimating quantities of reserves and prices, it is not possible to predict cash flow or remaining net present value of estimated future production with any degree of certainty.

(2) This amount represents an award under the HEC International Incentive Plan. There are no minimum, maximum or target amounts payable under the plan. Payments under the awards will be equal to the indicated percentage of gross revenues, net of costs of transportation and marketing, from international projects. HEP and HCRC have not recorded any proved reserves attributable to international projects, so the current estimated future payout for the 1994 awards is 0.

                           COMPENSATION OF DIRECTORS

     For the fiscal year ended July 31, 1995, Messrs. Crocco and Talbot received director fees of $27,500 per year and are entitled to receive $500 for each day spent on business of the Company, other than at board meetings. In addition, Mr. Crocco received an additional fee of $12,500 as the Chairman of the Litigation Committee, which was terminated in January 1995. Each director is also reimbursed for expenses reasonably incurred in connection with the performance of his duties. Additional information regarding consulting agreements with or services provided by Mr. Gumbiner, an entity controlled by him, Mr. Lynch and Mr. Talbot is included in "Certain Relationships and Related Transactions" and "Compensation Committee Interlocks and Insider Participation," below.

                             EMPLOYMENT AGREEMENTS

     During fiscal 1995, the Company or its subsidiaries had employment agreements with Messrs. Melle, Troup and Gumbiner.

     Mr. Melle's employment agreement provides for payment of a salary of $200,000 per year plus an annual bonus in an amount as may be determined by the Board of Directors of the Company. In addition, the employment agreement provides that the Company will maintain $500,000 of life insurance benefits on behalf of Mr. Melle and, for the fiscal year ended July 31, 1995, the Company paid premiums in the amount of $5,680 for such life insurance. Mr. Melle's employment agreement will continue under the same terms and conditions until December 31, 1996, and will be automatically extended annually thereafter unless terminated by either party.

     Pursuant to an agreement entered into January 1, 1993, Mr. Troup is compensated for services rendered to certain subsidiaries of the Company at the rate of $100,000 per year. Under the agreement, Mr. Troup is required to devote substantially all of his time and attention to consulting with respect to the business and investments of the Company and its subsidiaries and associated companies situated outside the United States. The agreement may be terminated by either party on one month's notice.

     Pursuant to an agreement with a subsidiary of the Company, Mr. Gumbiner receives compensation of $300,000 per year for providing consulting services in relation to the Company's business outside the United States. The amount of this agreement was increased by $75,000 effective October 1, 1995. Effective August 1, 1994, HPI, an affiliate of HEC, entered into a Compensation Agreement with Mr. Gumbiner pursuant to which HPI pays Mr. Gumbiner $250,000 per year for providing consultation and assistance in maintaining its relationships with foreign governments and negotiating transactions outside the United States. The Compensation Agreement is to continue in effect until terminated by either party on not less than six month's notice.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     The Compensation Committee is comprised of Messrs. Crocco (Chairman) and Lynch. During the fiscal year ended July 31, 1995, the Company and HEC, a subsidiary of the Company, retained Crocco & DeMaio, P.C., attorneys at law, of which Mr. Crocco is a partner, as special counsel on certain legal matters for which $23,842 was paid (excluding expense reimbursements). Mr. Lynch is Vice Chairman of the Board of Directors of the Company. Under a month-to-month extension of a consulting agreement, Mr. Lynch received a consulting fee of $120,000 for the fiscal year ended July 31, 1995, and a car allowance of $3,852. He also received compensation for serving as a director of the Company of $12,500 per year, $750 for each of the four meetings of the Board he attended (other than telephonic meetings, for which no fee was paid) and $250 for each of the two Audit Committee meetings and the one Compensation Committee meeting he attended.

                             COMPENSATION COMMITTEE
                       REPORTS ON EXECUTIVE COMPENSATION

GENERAL

     The Company is a diversified holding company with several subsidiaries and associated companies. Of the named executive officers, Messrs. Gumbiner and Troup are involved in the activities of all of the subsidiaries and associated companies, but for fiscal 1995 Mr. Troup received compensation only from a wholly owned foreign subsidiary of the Company and Mr. Gumbiner received compensation from a wholly owned foreign subsidiary and from a company controlled by HEC; Mr. Melle is involved in the activities of the Company and of certain subsidiaries and associated companies, but for fiscal 1995 received compensation only from the Company; and Mr. Guzzetti is involved in the activities of Hallwood Realty, Hallwood Management Company ("Hallwood Management"), a wholly owned subsidiary of the Company, and HEC, HCRC and their subsidiaries and controlled entities. Accordingly, the compensation of Messrs. Troup and Melle were determined solely by the Company's Compensation Committee. The compensation of Mr. Gumbiner with respect to his services to the Company and its subsidiaries generally is determined by the Company's Compensation Committee and the compensation of Mr. Gumbiner for his services to HEC, HCRC and the related energy companies is determined by the Boards of Directors of HEC and HCRC. The compensation of Mr. Guzzetti with respect to his services to Hallwood Realty is determined by the Board of Directors of Hallwood Realty, the compensation to Mr. Guzzetti for his services with respect to Hallwood Management is determined by the Compensation Committee of the Company's Board of Directors and Mr. Guzzetti's compensation with respect to his services to HEC and HCRC is determined by HEC's and HCRC's Boards of Directors.

COMPENSATION BY THE COMPANY

     The members of the Compensation Committee of the Company's Board of Directors are appointed by the Board of Directors. During fiscal 1995, the members of the Compensation Committee were Messrs. Crocco and Lynch. The Company's Compensation Committee annually determines the compensation of the Company's executive officers after discussions with each officer and bases the amount of compensation on the Committee's determination of the reasonable compensation for that officer. The members of the Compensation Committee, through their business experience, are generally aware of prevailing compensation practices and regularly review and remain informed about the recent financial and operating experience of the Company. Based on this experience and review, the Compensation Committee establishes compensation that it believes to be appropriate for each officer. Substantially all of the executive officers' compensation is paid as salary, although from time to time the Compensation Committee has awarded substantial bonuses upon completion of significant acquisitions or other transactions that provide material benefits to the Company.

     The Company operates primarily through its subsidiaries. Accordingly, the compensation of Mr. Gumbiner, the Company's Chief Executive Officer, is based in large part on his activities on behalf of the various subsidiaries, including consultation with respect to acquisitions and financings and identifying and negotiating investment opportunities. Mr. Gumbiner currently receives compensation of $300,000 per year as an employee of a foreign subsidiary of the Company. The Company entered into a financial consulting agreement with HPI, an affiliate of HEC, dated as of June 30, 1994, which provides that the Company or its agent shall provide consulting services to HPI for compensation of $300,000 per year. The Compensation Committee determined that these services would be most appropriately provided by HSC acting as the Company's agent, through the services of Mr. Gumbiner and Mr. Troup, and that as consideration for these services the Company would pay to HSC the fee to which the Company is entitled under the agreement. The Compensation Committee's determination was based primarily on the fact that Messrs. Gumbiner and Troup had previously provided similar services through Limited on substantially the same terms. In addition, for 1995 the Compensation Committee determined to award each of Messrs. Gumbiner and Troup bonuses of $50,000 in recognition of their success in strengthening the Company through the resolution of numerous uncertainties and contingencies involving the Company or its affiliates.

     Until fiscal 1995, the Company was a party to a consulting agreement with HSC under which HSC provided consulting and advisory services to the Company for a fee of $600,000 per year. Effective August 1, 1994, HPI, an affiliate of HEC, entered into a Compensation Agreement with Mr. Gumbiner pursuant to which HPI pays Mr. Gumbiner $250,000 per year for providing consultation and assistance in maintaining its relationships with foreign governments and negotiating transactions outside the United States. Also effective August 1, 1994, the Company entered into an agreement with HSC pursuant to which HSC agreed to provide international consulting and advisory services to the Company and its affiliates for an annual fee of $350,000.

     Hallwood Management has contracted with Hallwood Realty to manage the properties controlled by Hallwood Realty. Mr. Guzzetti is the President and is primarily responsible for the operations of Hallwood Management. Hallwood Management's Executive Incentive Plan authorizes Hallwood Management to pay annual cash bonuses in an amount up to 10% of Hallwood Management's net operating income for the prior year. The actual amount to be paid and the allocation of the total amount to individual employees is recommended by the Chief Executive Officer of Hallwood Management, Mr. Gumbiner, and approved by the Board of Directors of Hallwood Management, which consists of Messrs. Gumbiner, Troup and Guzzetti. Any amount to be paid to an executive officer of the Company is subject to the approval of the Company's Compensation Committee. Pursuant to the Executive Incentive Plan, Mr. Gumbiner recommended that a total bonus of $65,000 (2.79% of Hallwood Management's net operating income, as defined, for 1994) be paid to four employees of Hallwood Management, including $15,000 to Mr. Guzzetti. The total amount of the awards under the Executive Incentive Plan was determined by Mr. Gumbiner based on his determination that the amount was reasonable in light of Hallwood Management's net operating income and was allocated to the employees based on Mr. Gumbiner's judgement of the overall contribution of each employee to Hallwood Management and the compensation the individual otherwise receives. The Board of Directors of Hallwood Management and the Company's Compensation Committee approved the bonuses as recommended by Mr. Gumbiner.

     Under the 1995 Stock Option Plan for the Company, the Stock Option Committee may grant up to 68,000 shares of Common Stock. This plan is intended to provide an additional incentive to attract and retain qualified and competent directors, employees and consultants. The Stock Option Committee determines which directors, employees and/or consultants of the Company or any subsidiary may receive options and the amount of options granted. Under this plan Messrs. Crocco, Lynch, Talbot and Melle were granted options to purchase 2,500, 2,500, 2,500 and 1,500 shares of Common Stock, respectively, during fiscal 1995.

     Fiscal 1995 Compensation Committee Members:

        Charles A. Crocco, Jr.
        Robert L. Lynch

     Fiscal 1995 Stock Option Committee Members:

        Anthony J. Gumbiner
        Brian M. Troup

HALLWOOD REALTY COMPENSATION

     Compensation of the executive officers of Hallwood Realty is determined by the entire Board of Directors of Hallwood Realty in consultation with Mr. Guzzetti, the President of Hallwood Realty. The members of the Compensation Committee, through their business experience, are generally aware of prevailing compensation practices and regularly review and remain informed about the recent financial and operating experience of the Company. With this experience and review, the Board bases its determination of specific amounts to be paid to individual executive officers primarily on Mr. Guzzetti's and the Board's assessments of the individual performance of each officer. Substantially all the compensation paid by Hallwood Realty to its executive officers consists of salary, although the Board of Directors may determine to pay bonuses from time to time based on the Board's determination that Hallwood Realty has experienced favorable operating results or completed transactions that benefit Hallwood Realty. For fiscal 1995, Mr. Guzzetti and the Board of Directors determined that no change was required in the salaries of the executive officers from the prior year.

     Under the 1995 Unit Option Plan for HRP, the Board of Directors of Hallwood Realty may grant up to 86,000 units of limited partnership interest in HRP. This plan is intended to provide an additional incentive to attract and retain qualified and competent directors, employees and consultants. The Board of Directors of Hallwood Realty determines which directors, employees and/or consultants of HRP, Hallwood Realty or any subsidiary may receive options and the amount of options granted. Under this plan Messrs. Gumbiner, Troup and Guzzetti were granted options to purchase 25,800 units, 17,200 units and 15,000 units, respectively.

     Fiscal 1995 Members of the Board of Directors:

        Anthony J. Gumbiner                    William L. Guzzetti
        Alan G. Crisp                          William F. Forsyth
        Brian M. Troup

HEC COMPENSATION

     General. HEC's fiscal year ends December 31. Therefore, this report is presented with respect to compensation paid during HEC's latest completed fiscal year ended December 31, 1994. HEC's primary activity is to serve as general partner of HEP, which in turn controls several other entities (collectively, the "Energy Companies"). HEC has no employees; all management is provided by employees of HPI, which provides services to all of the Energy Companies. Accordingly, HEC does not directly pay any compensation but reimburses HPI for its costs and expenses. Individual compensation is based on the individual's responsibilities and performance relating to all of the Energy Companies. Salaries are allocated among the Energy Companies based on a procedure that takes into account both the amount of time spent on management and the number of properties owned by each entity. The cash bonus pool is allocated among the Energy Companies based upon the entity's performance relative to all of the Energy Companies. Awards under the long-term incentive plans are allocated based upon the ownership of the wells included in the plans. Because the compensation paid to HPI employees is allocated to all of the Energy Companies, it is reviewed and approved by the Compensation Committee of HEC on behalf of HEC and HEP. The compensation of the Energy Companies' management employees, including executive officers, is reviewed and approved at least annually.

     During 1994, salaries were reviewed and awards under the Domestic Plan and the International Incentive Plan were made by the full Board of Directors of HEC acting as the Compensation Committee. In January 1995, the full Board of Directors of HEC again acted as the Compensation Committee in determining cash bonuses paid with respect to 1994 and the salaries to be paid and other awards made in 1995. In determining 1994 compensation of key employees, the Energy Companies' compensation levels were compared with those of comparable companies, as reported by compensation consultants and other industry surveys. The comparable companies consist of twelve independent oil and gas companies selected by consultants to the Energy Companies. For 1994, the compensation of the Energy Companies' management employees consisted of three primary components: salary and annual bonus, cash bonus and long-term incentive plan awards.

     Salary. All non-hourly employees' salaries and annual bonuses are determined based on the individual employee's level of responsibility and comparisons to similar positions in comparable companies. Salaries of officers and other professional employees are generally set at approximately 74% to 90% of the average salaries paid by those comparable companies. When an employee's position is not standard and cannot be compared to similar positions in comparable companies, compensation is determined in a discretionary process, taking into consideration the components and overall responsibility of the employee's position.

     Cash Bonus. The Board of Directors of HEC has determined to award certain management employees, including executive officers, cash bonuses based on an assessment of a number of quantitative and qualitative factors. The primary quantitative factors are performance in reserve finding, considering overall reserves found and effectiveness of capital expenditures, in comparison to the historical performance of independent oil and gas companies as a group and comparison of general and administrative expenses and operating costs to budget. Qualitative factors include judgments regarding the effectiveness of management and administration. Depending on the Energy Companies' success in these areas, total salaries and cash bonuses paid to management employees may range from 74% of the compensation paid to similarly situated employees in comparable companies if the Energy Companies perform poorly to as high as 500% of the compensation paid by comparable companies if the Energy Companies perform very well. Based on comparisons of the Energy Companies' performance with the historical performance of other independent oil and gas companies as a group as reported by generally published industry statistics, HEC's Compensation Committee determined that the Energy Companies had a slightly less than average year in the overall reserves found and effectiveness of capital expenditures. HEC's Board of Directors also concluded that the effectiveness of management and administration and control of the expenses deserved recognition. Therefore, the cash bonuses paid to management employees as a group were set at levels that would result in their total annual compensation being less than that paid by comparable companies. The aggregate cash bonuses are allocated among the key and professional employees based on the recommendations of senior management and a determination of the employees' relative contributions to the Energy Companies during the year.

     The Long-Term Incentive Plans. The Energy Companies' long-term incentive plans consist of a Domestic Incentive Plan for domestic properties, an International Incentive Plan for international projects and the 1995 Unit Option Plan for HEP. These plans are intended to provide incentive and motivation to the Energy Companies' key employees, including HEC's executive officers, to increase the oil and gas reserves of the Energy Companies and to enhance the Energy Companies' ability to attract, motivate and retain key employees upon whom, in large measure, the success of the Energy Companies depends.

     Under the Domestic Incentive Plan, HEC's Board of Directors annually determines the portion of the Energy Companies' collective interests in the cash flow from certain wells drilled, recompleted or enhanced during that year (the "Plan Year"), which will be allocated to participants in the plan. The portion allocated to participants in the plan is referred to as the Plan Cash Flow. The Board of Directors then determines which key employees may participate in the plan for the Plan Year and allocates the Plan Cash Flow among the participants. Awards under the plan do not represent any actual ownership interest in the wells. Awards are made in the Board's discretion.

     Each award under the plan represents the right to receive for five years a specified share of the Plan Cash Flow attributable to certain wells drilled, recompleted or enhanced during the Plan Year. In the sixth year after the award, the participant is paid an amount equal to a specified percentage of the remaining net present value of estimated future production from the wells and the award is terminated. Accordingly, the value of awards under the plan depends primarily on the Energy Companies' success in drilling, completing and achieving production from new wells each year and from certain recompletions and enhancements of existing wells. The percentage of the Energy Companies' cash flow from wells completed in any Plan Year to be allocated to the Plan Cash Flow each Plan Year, the percentage of the remaining net present value of estimated future production for which the participants will receive payment in the sixth year of an award, and the amount to be awarded to individual participants is determined by the Board of Directors each year, after taking into consideration the recommendation of the Energy Companies' executive officers.

     The awards for the 1994 Plan Year were made in January 1994. For the 1994 Plan Year, HEC's Compensation Committee determined that the total Plan Cash Flow would be equal to 1% of the cash flow of the wells completed during the Plan Year. The Compensation Committee also determined that the participants' interests for the 1994 Plan Year would be purchased in the sixth year at 40% of the remaining net present value of the wells completed in the Plan Year. The Compensation Committee also determined that the total awards would be allocated among key employees primarily on the basis of salary, to the extent of 70% of the total award, and on individual performance, to the extent of 30% of the total award.

     The International Incentive Plan was adopted by the HEC's Board of Directors in January 1994 and the first awards were made with respect to the 1994 Plan Year. Under the Plan, for each Plan Year awards will be made entitling the participants to receive for ten years from the date of first production an aggregate of 3% of the gross revenues, net of the costs of transportation and marketing, from international projects active during the Plan Year. The Board determines which key employees may participate in the Plan for the Plan Year and allocates the awards among the participants. Awards under the Plan do not represent any actual ownership interests in any international projects and are made in HEC's Board's discretion.

     Under the 1995 Unit Option Plan for HEP, HEP may from time to time grant up to 450,000 units of limited partnership interests in HEP. The Board of Directors of HEC determines which directors, employees and/or consultants of HEC and the Energy Companies may receive options and the amount of options granted. Under this plan Messrs. Gumbiner, Troup and Guzzetti were granted options to purchase 127,500 units, 85,000 units and 63,750 units, respectively.

     Chief Executive Officer. Effective August 1,1994, Mr. Gumbiner has a Compensation Agreement with HPI pursuant to which HPI pays Mr. Gumbiner for providing consultation and assistance in maintaining relationships with foreign governments and negotiating contracts outside the United States. The Energy Companies engaged in certain transactions with Hallwood Group, of which Mr. Gumbiner is Chairman and Chief Executive Officer, during 1994. In addition, the Energy Companies have a consulting agreement with the Company effective June 30, 1993 and expiring June 30, 1997, pursuant to which the Energy Companies pay the Company a $300,000 annual consulting fee. In 1994, the consulting services were provided by HSC, through Mr. Gumbiner and Mr. Troup, and Hallwood Group paid the annual fee it received to HSC. Both agreements were approved by the Board of Directors of HEC, Mr. Gumbiner abstaining.

     1994 Compensation Committee Members:

        Anthony J. Gumbiner
        Brian M. Troup
        Hans-Peter Holinger
        Rex A. Sebastian
        William L. Guzzetti

                               PERFORMANCE GRAPH

     The following performance graph compares the 5-year cumulative return of the Common Stock with that of the Russell 2000 Index and a peer group of issuers. The issuers included in the peer group are all publicly traded companies included in Standard Industrial Classification Code 6512 "Operators of Nonresidential Buildings," with market capitalization of less than $100,000,000 as of July 31, 1995, which consist of Midwest Real Estate Shopping Centers, L.P. (formerly Equitable Real Estate Shopping Centers, L.P.), HRP, Milestone Properties, Inc., Pacific Gateway Properties, Inc. and Shopco Laurel Centre, L.P.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
              AMONG THE HALLWOOD GROUP INCORPORATED, A PEER GROUP
                           AND THE RUSSELL 2000 INDEX


                                   [GRAPH]


      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)           THE COMPANY     PEER GROUP     RUSSELL 2000
7/90                                       100             100             100
7/91                                       108              56             109
7/92                                        79              41             126
7/93                                        87              45             155
7/94                                        46              47             162
7/95                                        38              51             203

* $100 invested on July 31, 1990 in stock, index or peer group, including reinvestment of dividends. Fiscal year ending July 31.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CONSULTING AND MANAGEMENT AGREEMENTS

     Effective August 1, 1994, the Company entered into an agreement (the "1994 Consulting Agreement"), with HSC, a corporation with which Messrs. Gumbiner and Troup are associated, pursuant to which HSC agreed to provide international consulting and advisory services to the Company and its affiliates for an annual fee of $350,000 and reimbursement for out-of-pocket and other reasonable expenses of HSC. The initial term of the 1994 Consulting Agreement, which expired July 31, 1995, is automatically extended for successive one-year terms unless notice of termination is provided by either party no less than thirty-one
(31) days prior to the expiration of the end of its term or an extension thereof.

     The Company entered into a financial consulting agreement with HPI, dated as of June 30, 1994, which provides that the Company or its agent shall provide consulting services to HPI for compensation of $300,000 per year. The Compensation Committee determined that these services would be most appropriately provided by HSC, acting as the Company's agent, through the services of Mr. Gumbiner and Mr. Troup, and that as consideration for these services the Company would pay to HSC the fee to which the Company is entitled under the agreement. Of the $300,000 payment made in June 1995, HEC paid approximately $9,000, and HEP and other affiliates of HEC paid the remainder.

     Pursuant to an agreement dated December 1, 1988, the Company provides a variety of financial and managerial consulting services to ShowBiz, for which it receives an annual payment of $125,000. Effective October 1, 1995, in recognition that the Company has discontinued its merchant banking activities and that the services required by the agreement are performed by Messrs. Gumbiner and Troup, the Company assigned to HSC its rights to the payments pursuant to this Agreement.

     Pursuant to an existing agreement, the Company reimburses HSC for reasonable and necessary expenses in providing office space and administrative services used by Mr. Gumbiner. For the fiscal year ended July 31, 1995, the Company reimbursed HSC in the amount of $271,000. Of the amounts paid in fiscal 1995, approximately $65,000 was paid by the Company, $3,000 was paid by HEC, and the remainder by HEP and other affiliates of HEC.

     See "Compensation Committee Interlocks and Insider Participation," for information concerning members of the Company's Compensation Committee.

STANWICK HOLDINGS, INC.

     The Company shares common offices, facilities and staff with, and certain executive officers of the Company also served as executive officers or directors of, Stanwick Holdings, Inc. ("Stanwick"). The Company pays the common general and administrative expenses of the two companies and charges Stanwick a fee for its allocable share of such expenses, which totalled $25,000 in fiscal 1995. Hallwood Management Company, a wholly-owned subsidiary of the Company, manages two buildings owned by Stanwick and charges Stanwick a fee for property management, leasing and construction services, which totaled $508,000 in fiscal 1995.

     Stanwick is a subsidiary of HHSA. Messrs. Gumbiner and Troup are directors of HHSA. Under United States securities laws, Limited, with which Messrs. Gumbiner and Troup are associated, could be considered to share beneficial ownership of substantially all of the outstanding shares of HHSA.

                                    AUDITORS

     Deloitte & Touche LLP served as the Company's independent auditors for the fiscal year ended July 31, 1995, and have been selected to serve in that capacity again for the fiscal year ended July 31, 1996. A representative of Deloitte & Touche LLP will be available at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if desired.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Any stockholder who wishes to present a proposal for action at the next Annual Meeting of Stockholders and who wishes to have it set forth in the proxy statement and identified in the form of proxy prepared by management must notify management of the Company in such a manner so that such notice is received by management by August 15, 1996, and in such form as required under the rules and regulations promulgated by the SEC.

                                 OTHER BUSINESS

     The Company is not aware of any other business to be presented at the Annual Meeting. All shares represented by Company proxies will be voted in favor of the nominee for director set forth herein unless otherwise indicated on the form of proxy. If any other matters properly come before the meeting, Company proxy holders will vote thereon according to their best judgment.

                                             By order of the Board of Directors

                                                      MELVIN J. MELLE
                                                         Secretary

December 8, 1995

--------------------------------------------------------------------------------

                        THE HALLWOOD GROUP INCORPORATED

P                           3710 RAWLINS, SUITE 1500
R                              DALLAS, TEXAS 75219
O
X             This Proxy is Solicited on Behalf of the Board of Directors
Y
                  The undersigned hereby appoints Anthony J. Gumbiner and Robert L. Lynch, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all of the shares of Common Stock, par value $0.10 per share ("Common Stock"), of The Hallwood Group Incorporated held of record by the undersigned on December 1, 1995, at the Annual Meeting of Stockholders to be held on January 26, 1996 or any adjournment thereof.

                  This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR each of the proposals listed.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                                                SEE REVERSE SIDE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
/X/ Please mark votes as in this example.

Please mark boxes in blue or black ink.

1.  Election of Director

NOMINEE:  BRIAN M. TROUP

                                                       2.      In their discretion, the Proxies are
                                                               authorized to vote upon such other business
                                                               as properly may come before the meeting.
/ /      FOR Nominee

/ /      WITHHOLD AUTHORITY to vote for nominee                         MARK HERE
                                                                        FOR ADDRESS           /       /
                                                                        CHANGE AND
                                                                        NOTE AT LEFT


                                                       Please sign exactly as name appears at left.  When
                                                       shares are held by joint tenants, both should sign,
                                                       or if one signs he should attach evidence of his
                                                       authority.  When signing as attorney, executor,
                                                       administrator, agent, trustee or guardian, please
                                                       give full title as such.  If a corporation, please
                                                       sign full corporation name by President or other
                                                       authorized officer.  If a partnership, please sign
                                                       full partnership name by authorized person.
COMPLETE, SIGN AND DATE THE PROXY CARD AND RETURN
PROMPTLY USING THE ENCLOSED ENVELOPE.
                                                       Signature:                         Date
                                                                 ------------------------     -------------

                                                       Signature:                         Date
                                                                 ------------------------     -------------

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

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                                     PROXY
                        THE HALLWOOD GROUP INCORPORATED
                            3710 RAWLINS, SUITE 1500
                              DALLAS, TEXAS  75219

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



                      THE UNDERSIGNED HEREBY APPOINTS ANTHONY J. GUMBINER AND
                 ROBERT L. LYNCH, AND EACH OF THEM, AS PROXIES, EACH WITH THE POWER TO APPOINT HIS SUBSTITUTE, AND HEREBY AUTHORIZES THEM TO REPRESENT AND TO VOTE, AS DESIGNATED ON THE REVERSE SIDE HEREOF, ALL OF THE SHARES OF COMMON STOCK, PAR VALUE $.10 PER SHARE ("COMMON STOCK"), OF THE HALLWOOD GROUP INCORPORATED HELD OF RECORD BY THE UNDERSIGNED ON DECEMBER 1, 1995, AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 26, 1996 OR ANY ADJOURNMENT THEREOF.

                      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
                 MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED.


                                    (Continued and to be signed on reverse side)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
PLEASE MARK BOXES [ ] OR [x] IN BLUE OR BLACK INK.

1.      Election of Director              FOR nominee listed               WITHHOLD AUTHORITY
        Nominee:                                         [ ]               to vote for nominee listed [ ]

        Brian M. Troup


2.      In their discretion, the Proxies are authorized to vote upon such other business as properly may come before the meeting.

                                                                    Please sign exactly as name appears at
                                                                    left.  When shares are held by joint
                                                                    tenants, both should sign, or if one
                                                                    signs he should attach evidence of this
                                                                    authority.  When signing as attorney,
                                                                    executor, administrator, agent, trustee
                                                                    or guardian, please give full title as
                                                                    such.  If a corporation, please sign
                                                                    full corporate name by President or
                                                                    other authorized officer.  If a
                                                                    partnership, please sign full
                                                                    partnership name by authorized person.

                                                                    Dated:                              ,  199
                                                                           -----------------------------      --


                                                                    --------------------------------------------
                                                                                        Signature

                                                                    --------------------------------------------
                                                                                Signature, if held jointly

COMPLETE, SIGN AND DATE THE PROXY CARD AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

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